UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2015

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34691	55-0886410
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Floor 30 Boston, MA	02110
(Address of principal executive offices)	(Zip Code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On March 31, 2015, Atlantic Power Transmission, Inc. (the “Seller”), a wholly-owned, direct subsidiary of Atlantic Power Corporation (the “Company”),  entered into a definitive agreement (the “Purchase Agreement”) with TerraForm AP Acquisition Holdings, LLC (the “Buyer”), an indirect subsidiary of TerraForm Power, Inc., to sell the Company’s wind generation projects (the “Sale”) for cash proceeds of approximately $350 million, subject to certain adjustments.  The Buyer will, subject to the terms and conditions in the Purchase Agreement, purchase from the Seller 100% of the Seller’s direct membership interests in TerraForm AP Holdings, LLC, a Delaware limited liability company (the “Target”), thereby acquiring the Company’s indirect interests in its portfolio of wind projects consisting of five operating wind projects in Idaho and Oklahoma and representing 521MW net ownership:  Goshen North (12.5% economic interest), Idaho Wind (27.6% economic interest), Meadow Creek (100% economic interest); Rockland Wind Farm (“Rockland”) (50% economic interest, but consolidated on a 100% basis); and Canadian Hills (99% economic interest).

In addition to the receipt of approximately $350 million in cash proceeds, the Company will deconsolidate approximately $249 million of project debt (or approximately $275 million as adjusted for the Company’s proportional ownership of Rockland, Goshen North and Idaho Wind) and approximately $239 million of non-controlling interest related to tax equity interests at Canadian Hills and the minority ownership interests at Rockland and Canadian Hills.  The Company expects to receive net proceeds of approximately $338 million in the aggregate, after estimated transaction fees and transaction-related taxes.  The Company expects to provide an update on the use of proceeds from the Sale of its wind power projects when it reports results for the first quarter of 2015 in May.

The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions.  The Sale is subject to various closing conditions, including:  (i) obtaining approval of the Federal Energy Regulatory Commission under Section 203 of the Federal Power Act, as amended, antitrust approvals under Hart-Scott-Rodino Act and other required governmental consents and approvals; (ii) no injunction or other orders preventing the consummation of the transactions contemplated under the Purchase Agreement; (iii) the continuing accuracy of each party’s representations and warranties; (iv) certain third party consents and lender approvals; and (v) the satisfaction of other customary conditions.  The Purchase Agreement contains certain termination rights for both the Seller and the Buyer, including if the closing does not occur within ninety (90) days following the date of the Purchase Agreement (subject to extension to one hundred eighty (180) days following the date of the Purchase Agreement, if necessary to obtain applicable governmental approvals).  The Sale is expected to close by the end of the second quarter of 2015.

In connection with the Purchase Agreement, on March 31, 2015, the Company entered into a Guaranty Agreement (the “Guaranty Agreement”), under which it has agreed to absolutely, unconditionally and irrevocably guarantee the full and prompt payment of all payment obligations of the Seller under the Purchase Agreement as and when they shall become due.  The Buyer and the Seller have agreed to utilize representation and warranty insurance for coverage of certain indemnification obligations, subject to a cap and certain exclusions.

The foregoing description is qualified in its entirety by reference to the full text of the Purchase Agreement and the full text of the Guaranty Agreement, each of which the Company expects to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter end March 31, 2015, as required under the rules of the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may include “forward-looking statements” within the meaning of the U.S. federal securities laws and “forward-looking information,” as such term is used in Canadian securities laws (referred to as “forward-looking statements”).  These forward-looking statements can generally be identified by the use of the words “outlook,” “objective,” “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “continue,” “believe,” “intend,” “anticipate,” “expect,” “target” or the negatives of these words and phrases or similar expressions that are predictions of or indicate future events or trends and which do not relate solely to present or historical matters. In particular, the expectations that the Company will successfully sell the projects currently proposed for sale and the future growth, results of operations, performance and business prospects and opportunities of the Company and its projects as described above constitute forward-

looking statements. Forward-looking statements reflect the Company’s current expectations regarding future events and speak only as of the date of this Current Report on Form 8-K.  These forward-looking statements are based on a number of assumptions which may prove to be incorrect.  Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved.  A number of factors could cause actual results to differ materially from the results discussed in the forward-looking statements, including, but not limited to, the factors discussed under “Risk Factors” in the filings the Company makes from time to time with the U.S. Securities and Exchange Commission and Canadian securities regulators.  The Company’s business is both competitive and subject to various risks. Although the forward-looking statements contained in this Current Report on Form 8-K are based upon what the Company believes to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material.  Therefore, investors are urged not to place undue reliance on the Company’s forward-looking statements.  These forward-looking statements are made as of the date of this Current Report on Form 8-K and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: April 1, 2015	By:	/s/ Terrence Ronan
		Name:	Terrence Ronan
		Title:	Chief Financial Officer